Exhibit 107
FILING FEES
Calculation of Filing Fee Tables
Form
424(b)(2)
(Form Type)
M&T Bank Corporation
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title (1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Debt	5.179% Fixed Rate/ Floating Rate Senior Notes due July 8, 2031	457(r) (1)	$750,000,000	100.00%	$750,000,000	0.00015310	$114,825.00
	Total Offering Amounts							$114,825.00
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$114,825.00

(1)
The filing fee is calculated in accordance with 457(o) and 457(r) of the Securities Act of 1933, as amended (the “Act”). In accordance with Rule 456(b) and 457(r) of the Act, the registrant initially deferred payment of all of the registration fee for Registration Statement
No. 333-274646
filed on September 22, 2023.